Exhibit 99.1

MCG Capital Corporation	PRESS RELEASE
1100 Wilson Boulevard
Suite 3000	Contact: Marshall Murphy
Arlington, VA 22209	(703) 562-7110
(703) 247-7500	MMurphy@MCGCapital.com
(866) 904-4775 (FAX)
www.MCGCapital.com
FOR IMMEDIATE RELEASE

MCG CAPITAL CORPORATION REPORTS FOURTH QUARTER 2010 AND ANNUAL RESULTS

DECLARES DIVIDEND OF $0.15 PER SHARE

ARLINGTON, VA—March 4, 2011—MCG Capital Corporation (Nasdaq: MCGC) (“MCG” or the “Company”) announced today its financial results for the quarter and year ended December 31, 2010. MCG will host an investment community conference call today, March 4, 2011 at 10:00 a.m. (Eastern Time). Slides and financial information to be reviewed during the investor conference call will be available on MCG’s website at http://www.mcgcapital.com prior to the call.

HIGHLIGHTS

•

Distributable net operating income, or DNOI, for the quarter ended December 31, 2010 was $12.9 million, or $0.17 per share. DNOI for all of 2010 was $44.9 million, or $0.60 per share. DNOI refers to net operating income adjusted for amortization of employee restricted stock awards.

•	Net operating income for the quarter ended December 31, 2010 was $11.9 million, or $0.16 per share. Net operating income for the full year was $40.6 million, or $0.54 per share.

•	Net loss for the quarter ended December 31, 2010 was $17.7 million, or $0.23 per share. Net loss for the full year was $13.1 million, or $0.17 per share.

•

Net investment loss for the quarter ended December 31, 2010 was $29.7 million, which represented 3.2% of the most recently reported fair value of MCG’s investment portfolio. Net investment loss for the year ended December 31, 2010 was $54.8 million.

•

During the quarter ended December 31, 2010, MCG made $160.1 million of advances and originations, including $122.4 million in investments to 11 new portfolio companies. Payoffs and portfolio monetization activities totaled $42.7 million during the quarter.

•	MCG’s ratio of total assets to total borrowings and other senior securities was 231% as of December 31, 2010.

DIVIDEND DECLARATION

MCG also announced today that its board of directors has declared a dividend of $0.15 per share. The dividend is payable as follows:

Record date: March 15, 2011

Payable date: April 15, 2011

OVERVIEW

Today, MCG reported a fourth quarter 2010 net loss of $17.7 million, or $0.23 per basic and diluted share, which represented a $19.3 million, or $0.25 per share, decrease from the net income of $1.6 million, or $0.02 per share, reported for the comparable period in 2009. This decrease was attributable primarily to: a $22.0 million increase in the net investment loss recognized on the fair value of MCG’s investment portfolio; partially offset by a $2.4 million increase in net operating income and a $0.3 million decrease in income tax provision.

MCG’s revenue for the fourth quarter of 2010 was $23.5 million, which represented a $0.2 million, or 0.8% decrease from the comparable period in 2009. This decrease was composed of a $1.3 million decrease in interest and dividend income primarily resulting from a reduction in the Company’s average portfolio balance and changes in the composition and

MCG Capital Corporation

March 4, 2011

average balance of loans on non-accrual status. The $1.3 million decrease was partially offset by a $1.1 million increase in advisory fees and other income, reflecting increased origination activity during the quarter ended December 31, 2010. MCG reported DNOI of $12.9 million, or $0.17 per share, which represented a $1.3 million, or $0.02 per share, increase over the fourth quarter of 2009. Net operating income during the fourth quarter of 2010 increased 26.1% to $11.9 million from the comparable period in 2009.

“Overall we are pleased with the volume of originations that we were able to close during the fourth quarter, the level of equity monetizations that occurred during the quarter and after year-end, the increase in our fourth quarter net operating income and distributable net operating income and the repositioning of low-yielding assets. Based on our results for the quarter and the full year, we will be increasing our dividend to $0.15 per share for the fourth quarter,” said Steven Tunney, President and CEO. “This is our third consecutive quarterly dividend increase since we reinstated our dividend in April 2010. We believe, over the course of the year as we redeploy the debt and equity proceeds from our monetization activities, we can continue to increase our operating income and support the future growth of distributions to our stockholders.”

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2010, MCG’s cash and cash equivalents totaled $45.0 million and it had $546.9 million of borrowings (the majority of which was composed of $454.3 million of collateralized non-recourse borrowings). As a business development company, MCG is required to meet an asset coverage ratio of total net assets to total borrowings and other senior securities of at least 200% in order to borrow under new or existing borrowing facilities or to distribute dividends to its stockholders. MCG’s asset coverage ratio decreased from 233% as of September 30, 2010 to 231% as of December 31, 2010. The cash balance in the securitization and restricted accounts, which may be deployed for suitable new investment opportunities, was $71.6 million as of December 31, 2010. As of December 31, 2010, MCG had $6.0 million of funded borrowing capacity, subject to the United States Small Business Administration’s, or SBA’s, approval, available in its small business investment company, or SBIC, subsidiary that effectively is exempt from the statutory asset coverage ratio requirements. In addition, MCG has $50.0 million in available incremental capacity under its 2006-1 facility, subject to facility requirements.

In January 2011, the SBA increased the total borrowing potential under its license with Solutions Capital I, L.P. from $130.0 million to $150.0 million. To access the entire $150.0 million borrowing potential, the Company would have to fund $25.4 million in addition to the $49.6 million that it had funded through December 31, 2010. Additionally, the Company submitted an application to the SBA for a second SBIC license. If approved, the total borrowing capacity would increase from $150.0 million to $225.0 million.

PORTFOLIO ACTIVITY

The fair value of MCG’s investment portfolio totaled $1,009.7 million as of December 31, 2010, as compared to $924.3 million as of September 30, 2010. During the fourth quarter of 2010, MCG made $160.1 million of originations and advances, including $141.0 million in originations, $13.1 million of advances to existing portfolio companies under revolving and line of credit facilities and $6.0 million of paid-in-kind, or PIK, advances. The originations of $141.0 million include senior debt in ten new portfolio companies and three existing companies and secured subordinated debt in one new portfolio company. Gross payments, reductions and sales of securities during the fourth quarter of 2010 of $42.7 million were composed of $24.8 million of senior debt, $2.7 million of secured subordinated debt, $2.4 million in preferred equity and $12.8 million of common equity.

MCG Capital Corporation

March 4, 2011

During the three months ended December 31, 2010, MCG reported net investment losses before income tax provision of $29.7 million, which are detailed below:

		Three months ended December 31, 2010
(in thousands)	Industry	Type	Realized Gain/(Loss)	Unrealized (Depreciation)/ Appreciation	Reversal of Unrealized Depreciation/ (Appreciation)	Net (Loss)/ Gain
Portfolio Company
Broadview Networks Holdings, Inc.	Communications	Control	$—	$(24,340)	$—	$(24,340)
Avenue Broadband LLC	Cable	Control	—	(3,791)	—	(3,791)
GSDM Holdings, LLC	Healthcare	Non-Affiliate	—	(3,480)	—	(3,480)
Jet Plastica Investors, LLC	Plastic Products	Control	—	(3,311)	—	(3,311)
Active Brands International, Inc.	Consumer Products	Non-Affiliate	—	(1,812)	—	(1,812)
Metropolitan Telecommunications Holding Company	Communications	Non-Affiliate	10,157	—	(11,756)	(1,599)
Total Sleep Holdings, Inc.	Healthcare	Control	—	(1,189)	—	(1,189)
Jenzabar, Inc.	Technology	Non-Affiliate	—	3,369	—	3,369
RadioPharmacy Investors, LLC	Healthcare	Control	—	2,573	—	2,573
Stratford School Holdings, Inc.	Education	Affiliate	—	1,717	—	1,717
Other (< $1 million net gain (loss))			(251)	1,724	701	2,174

Total			$9,906	$(28,540)	$(11,055)	$(29,689)

Conference Call (Live Call)	Date and time	Friday, March 4, 2011 at 10:00 a.m. Eastern Time
	Dial-in Number (No Conference ID required)	(877) 878-2269 domestic (847) 829-0062 international
	Webcast	http://investor.mcgcapital.com

Replay (Available through March 18, 2011)	Call Replay (Conference ID for replay is #48072648)	(800) 642-1687 domestic (706) 645-9291 international
	Web Replay	http://investor.mcgcapital.com

MCG Capital Corporation

March 4, 2011

MCG Capital Corporation

Consolidated Balance Sheets

(in thousands, except per share amounts)	December 31, 2010	December 31, 2009

Assets
Cash and cash equivalents	$44,970	$54,187
Cash, securitization accounts	42,245	109,141
Cash, restricted	29,383	21,232
Investments at fair value
Non-affiliate investments (cost of $684,785 and $560,347, respectively)	646,116	531,974
Affiliate investments (cost of $43,721 and $38,845, respectively)	53,300	44,388
Control investments (cost of $517,167 and $555,732, respectively)	310,289	409,984

Total investments (cost of $1,245,673 and $1,154,924, respectively)	1,009,705	986,346
Interest receivable	5,453	6,025
Other assets	13,521	14,218

Total assets	$1,145,277	$1,191,149

Liabilities
Borrowings (maturing within one year of $18,858 and $13,327, respectively)	$546,882	$557,848
Interest payable	2,291	2,736
Dividends payable	10,735	—
Other liabilities	7,353	14,882

Total liabilities	567,261	575,466

Stockholders’ equity
Preferred stock, par value $0.01, authorized 1 share, none issued and outstanding	—	—
Common stock, par value $0.01, authorized 200,000 shares on December 31, 2010 and 2009, 76,662 issued and outstanding on December 31, 2010 and 76,394 issued and outstanding on December 31, 2009	767	764
Paid-in capital	1,008,823	1,005,085
Distributions in excess of earnings
Paid-in capital	(166,029)	(162,783)
Other	(28,555)	(57,066)
Net unrealized depreciation on investments	(236,990)	(170,317)

Total stockholders’ equity	578,016	615,683

Total liabilities and stockholders’ equity	$1,145,277	$1,191,149

Net asset value per common share at end of period	$7.54	$8.06

MCG Capital Corporation

March 4, 2011

MCG Capital Corporation

Consolidated Statements of Operations

	Three months ended December 31,		Years ended December 31,
(in thousands, except per share amounts)	2010	2009	2010	2009
Revenue
Interest and dividend income
Non-affiliate investments (less than 5% owned)	$15,273	$16,251	$61,396	$64,209
Affiliate investments (5% to 25% owned)	2,302	1,087	4,859	4,470
Control investments (more than 25% owned)	4,300	5,885	20,274	28,627

Total interest and dividend income	21,875	23,223	86,529	97,306

Advisory fees and other income
Non-affiliate investments (less than 5% owned)	1,257	252	1,982	1,333
Affiliate investments (5% to 25% owned)	320	—	320	—
Control investments (more than 25% owned)	32	204	738	1,195

Total advisory fees and other income	1,609	456	3,040	2,528

Total revenue	23,484	23,679	89,569	99,834

Operating expenses
Interest expense	3,709	5,053	16,891	23,444
Employee compensation
Salaries and benefits	4,210	4,001	16,275	14,825
Amortization of employee restricted stock awards	979	2,124	4,342	7,727

Total employee compensation	5,189	6,125	20,617	22,552
General and administrative expense	2,710	3,082	11,496	15,650

Total operating expenses	11,608	14,260	49,004	61,646

Net operating income before net investment loss, gain on extinguishment of debt and income tax provision (benefit)	11,876	9,419	40,565	38,188

Net realized gain (loss) on investments
Non-affiliate investments (less than 5% owned)	9,692	(12,024)	17,529	(18,015)
Affiliate investments (5% to 25% owned)	36	—	36	(1,947)
Control investments (more than 25% owned)	178	(150,088)	(5,711)	(172,022)

Total net realized gain (loss) gain on investments	9,906	(162,112)	11,854	(191,984)

Net unrealized (depreciation) appreciation on investments
Non-affiliate investments (less than 5% owned)	(10,741)	8,321	(10,296)	(6,803)
Affiliate investments (5% to 25% owned)	1,985	(4,894)	4,036	(5,442)
Control investments (more than 25% owned)	(31,294)	150,525	(61,130)	110,642
Derivative and other fair value adjustments	455	518	717	(766)

Total net unrealized (depreciation) appreciation on investments	(39,595)	154,470	(66,673)	97,631

Net investment loss before income tax provision (benefit)	(29,689)	(7,642)	(54,819)	(94,353)
Gain on extinguishment of debt before income tax provision (benefit)	—	—	2,983	5,025
Income tax provision (benefit)	(65)	212	1,801	(81)

Net income (loss)	$(17,748)	$1,565	$(13,072)	$(51,059)

Earnings (loss) per basic and diluted common share	$(0.23)	$0.02	$(0.17)	$(0.68)
Cash distributions declared per common share	$0.14	$—	$0.37	$—
Weighted-average common shares outstanding—basic and diluted	75,648	76,267	75,422	74,692

MCG Capital Corporation

March 4, 2011

MCG Capital Corporation

Consolidated Statements of Cash Flows

	Years ended December 31,
(in thousands)	2010	2009
Cash flows from operating activities
Net loss	$(13,072)	$(51,059)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Investments in portfolio companies	(294,904)	(58,673)
Principal collections related to investment repayments or sales	216,879	196,575
Increase in interest receivable, accrued payment-in-kind interest and dividends	(395)	(13,330)
Amortization of restricted stock awards
Employee	4,342	7,727
Non-employee director	76	135
Decrease in cash—securitization accounts from interest collections	2,552	1,305
Depreciation and amortization	3,954	5,395
Unrealized appreciation on stockholder loans	—	(31)
Decrease in other assets	166	1,160
Increase (decrease) in other liabilities	(7,223)	663
Realized (gain) loss on investments	(11,854)	191,984
Net change in unrealized depreciation (appreciation) on investments	66,673	(97,631)
Gain on extinguishment of debt	(2,983)	(5,025)

Net cash (used in) provided by operating activities	(35,789)	179,195

Cash flows from financing activities
Payments on borrowings	(88,983)	(73,776)
Proceeds from borrowings	81,000	—
Decrease (increase) in cash in restricted and securitization accounts
Securitization accounts for repayment of principal on debt	64,344	(72,953)
Restricted cash	(8,151)	(20,253)
Payment of financing costs	(3,353)	(4,175)
Distributions paid	(17,608)	—
Cancellation of common stock held as collateral for stockholder loans	—	(92)
Common stock withheld to pay taxes applicable to the vesting of restricted stock	(661)	—
Net forfeitures of restricted common stock	(16)	—
Repayment of stockholder loans	—	92

Net cash provided by (used in) financing activities	26,572	(171,157)

Increase (decrease) in cash and cash equivalents	(9,217)	8,038

Cash and cash equivalents
Beginning balance	54,187	46,149

Ending balance	$44,970	$54,187

Supplemental disclosure of cash flow information
Interest paid	$14,666	$22,056
Income taxes paid	3,247	59
Payment-in-kind interest collected	18,819	2,214
Dividend income collected	3,970	8,414

MCG Capital Corporation

March 4, 2011

SELECTED FINANCIAL DATA

QUARTERLY OPERATING INFORMATION

(in thousands, except per share amounts)	2009 Q4	2010 Q1	2010 Q2	2010 Q3	2010 Q4
Revenue
Interest and dividend income
Interest income	$21,113	$19,558	$19,089	$19,519	$18,459
Dividend income	1,334	1,329	1,494	1,561	2,984
Loan fee income	776	724	570	810	432

Total interest and dividend income	23,223	21,611	21,153	21,890	21,875
Advisory fees and other income	456	135	615	681	1,609

Total revenue	23,679	21,746	21,768	22,571	23,484

Operating expense
Interest expense	5,053	4,473	4,383	4,326	3,709
Salaries and benefits	4,001	4,796	3,742	3,527	4,210
Amortization of employee restricted stock awards	2,124	1,227	1,123	1,013	979
General and administrative(a)	3,082	2,811	3,670	2,305	2,710

Total operating expense	14,260	13,307	12,918	11,171	11,608

Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit)	9,419	8,439	8,850	11,400	11,876

Net investment loss before income tax provision (benefit)	(7,642)	(2,364)	(12,966)	(9,800)	(29,689)
Gain (loss) on extinguishment of debt before income tax provision (benefit)	—	(58)	3,490	(449)	—
Income tax provision (benefit)	212	62	124	1,680	(65)

Net earnings (loss)	$1,565	$5,955	$(750)	$(529)	$(17,748)

Reconciliation of DNOI to net operating income
Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit)	$9,419	$8,439	$8,850	$11,400	$11,876
Amortization of employee restricted stock awards	2,124	1,227	1,123	1,013	979

DNOI(b)	$11,543	$9,666	$9,973	$12,413	$12,855

DNOI per share-weighted average common shares—basic and diluted(b)	$0.15	$0.13	$0.13	$0.16	$0.17
Per common share statistics
Weighted-average common shares outstanding—basic and diluted	76,267	76,339	75,392	75,486	75,648
Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit) per common share—basic and diluted	$0.12	$0.11	$0.12	$0.15	$0.16
Earnings (loss) per common share—basic and diluted	$0.02	$0.08	$(0.01)	$(0.01)	$(0.23)
Net asset value per common share—period end	$8.06	$8.16	$8.03	$7.92	$7.54
Dividends declared per common share(c)	$—	$—	$0.11	$0.12	$0.14

(a)	Q4 2009 included $2 of costs associated with MCG’s restructuring expense.
(b)

DNOI represents net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit) as determined in accordance with U.S. generally accepted accounting principles, or GAAP, adjusted for amortization of employee restricted stock awards. MCG views DNOI and the related per share measures as useful and appropriate supplements to net operating income, net income (loss), earnings (loss) per share and cash flows from operating activities. These measures serve as an additional measure of MCG’s operating performance exclusive of employee restricted stock amortization, which represents an expense of the Company but does not require settlement in cash. DNOI does include PIK interest and dividend income which are generally not payable in cash on a regular basis, but rather at investment maturity or when declared. DNOI should not be considered as an alternative to net operating income, net income (loss), earnings (loss) per share and cash flows from operating activities (each computed in accordance with GAAP). Instead, DNOI should be reviewed in connection with net operating income, net income (loss), earnings (loss) per share and cash flows from operating activities in MCG’s consolidated financial statements, to help analyze how MCG’s business is performing.

(c)	On March 1, 2011, MCG’s board of directors declared a dividend of $0.15 per share payable on April 15, 2011 to shareholders of record as of March 15, 2011.

MCG Capital Corporation

March 4, 2011

SELECTED FINANCIAL DATA

KEY QUARTERLY STATISTICS

	2009	2010	2010	2010	2010
(dollars in thousands)	Q4	Q1	Q2	Q3	Q4
Average quarterly loan portfolio at fair value	$728,731	$684,370	$686,746	$670,726	$663,443
Average quarterly total investment portfolio - fair value	1,027,699	986,022	989,782	954,231	948,504
Average quarterly total assets	1,182,402	1,171,779	1,162,988	1,153,995	1,111,728
Average quarterly stockholders’ equity	610,193	616,726	620,079	606,933	600,816
Return on average total assets (trailing 12 months)
Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit)	3.12%	2.91%	3.01%	3.26%	3.53%
Net (loss) income	(4.17)%	0.49%	0.93%	0.53%	(1.14)%
Return on average equity (trailing 12 months)
Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit)	6.16%	5.69%	5.77%	6.21%	6.64%
Net (loss) income	(8.23)%	0.96%	1.79%	1.02%	(2.14)%
Yield on average loan portfolio at fair value
Average LIBOR (90-Day)	0.27%	0.26%	0.43%	0.39%	0.29%
Spread to average LIBOR on average yielding loan portfolio at fair value(a)	11.97%	12.37%	11.89%	12.45%	11.51%

	12.24%	12.63%	12.32%	12.84%	11.80%
Impact of fee accelerations of unearned fees on paid/restructured loans	0.14%	0.14%	0.05%	0.20%	0.00%
Impact of non-accrual loans	(0.46)%	(0.75)%	(0.89)%	(1.02)%	(0.50)%

Total yield on average loan portfolio at fair value	11.92%	12.02%	11.48%	12.02%	11.30%

Cost of funds
Average LIBOR	0.27%	0.26%	0.43%	0.39%	0.29%
Spread to average LIBOR excluding amortization of deferred debt issuance costs(a)	2.65%	2.48%	2.31%	2.31%	2.16%
Impact of amortization of deferred debt issuance costs	0.60%	0.55%	0.57%	0.50%	0.46%

Total cost of funds	3.52%	3.29%	3.31%	3.20%	2.91%

Net portfolio yield margin	6.92%	6.95%	6.70%	7.20%	7.49%

Selected period-end balance sheet statistics
Total investment portfolio at fair value	$986,346	$991,032	$997,590	$924,253	$1,009,705
Total assets	1,191,149	1,171,385	1,170,463	1,136,665	1,145,277
Borrowings	557,848	534,892	534,278	508,899	546,882
Total equity	615,683	622,897	614,855	606,078	578,016
Cash, securitization and restricted accounts	130,373	103,643	108,612	124,545	71,628
Debt to equity	90.61%	85.87%	86.89%	83.97%	94.61%
Debt, net of cash, securitization and restricted accounts to equity	69.43%	69.23%	69.23%	63.42%	82.22%

Other statistics (at period end)
BDC asset coverage ratio	216%	222%	224%	233%	231%
Number of portfolio companies	59	58	59	62	71
Number of employees	64	65	65	66	66
Loans on non-accrual as a percentage of total debt investments
Fair Value	3.74%	4.08%	4.69%	4.35%	3.43%
Cost	10.80%	12.92%	15.12%	18.33%	15.87%

(a)

The impact due to the timing of the LIBOR resets and floors is included in the spread to average LIBOR. The impact to the yield on average loan portfolio at fair value due to the timing of LIBOR resets and floors for Q4 2009, Q1 2010, Q2 2010, Q3 2010 and Q4 2010 was approximately 0.94%, 0.78%, 0.73%, 1.25% and 1.34%, respectively. The impact to the cost of funds due to the timing of LIBOR resets for Q4 2009, Q1 2010, Q2 2010, Q3 2010 and Q4 2010 was approximately 0.18%, 0.01%, (0.01)%, 0.05% and 0.05%, respectively.

MCG Capital Corporation

March 4, 2011

SELECTED FINANCIAL DATA

QUARTERLY INVESTMENT RISK AND CHANGES IN PORTFOLIO COMPOSITION

	2009	2010	2010	2010	2010
(dollars in thousands)	Q4	Q1	Q2	Q3	Q4
Investment rating:(a)
IR 1 total investments at fair value(b)	$573,231	$568,918	$555,745	$451,743	$330,605
IR 2 total investments at fair value	125,222	151,526	194,690	242,579	370,694
IR 3 total investments at fair value	271,447	256,380	204,892	195,342	173,447
IR 4 total investments at fair value	3,394	3,188	1,988	6,796	112,811
IR 5 total investments at fair value	13,052	11,020	40,275	27,793	22,148

IR 1 percentage of total portfolio	58.1%	57.4%	55.7%	48.9%	32.7%
IR 2 percentage of total portfolio	12.7%	15.3%	19.5%	26.3%	36.7%
IR 3 percentage of total portfolio	27.5%	25.9%	20.6%	21.1%	17.2%
IR 4 percentage of total portfolio	0.4%	0.3%	0.2%	0.7%	11.2%
IR 5 percentage of total portfolio	1.3%	1.1%	4.0%	3.0%	2.2%

Originations and advances by security type:
Senior secured debt	$1,468	$32,814	$34,596	$46,692	$145,440
Subordinated debt—Secured	4,956	6,387	4,001	17,986	9,116
Subordinated debt—Unsecured	134	132	10,178	2,855	75
Preferred equity	1,479	1,330	1,636	1,561	4,751
Common/common equivalents equity	—	—	1	—	716

Total	$8,037	$40,663	$50,412	$69,094	$160,098

Exits and repayments by security type:
Senior secured debt	$38,508	$32,649	$9,517	$21,315	$24,770
Subordinated debt—Secured	11,803	667	11,880	51,177	2,749
Subordinated debt—Unsecured	—	—	—	31,618	—
Preferred equity	70	—	8,844	16,579	2,410
Common/common equivalents equity	1,500	133	55	12,531	12,774

Total	$51,881	$33,449	$30,296	$133,220	$42,703

Exits and repayments by transaction type:
Scheduled principal amortization	$7,537	$7,092	$16,933	$6,277	$12,186
Principal prepayments and loan sales	42,124	25,819	50	85,129	14,037
Payment of payment-in-kind interest and dividends	720	405	5,369	13,851	3,164
Sale of equity investments	1,500	133	7,944	27,963	13,316

Total	$51,881	$33,449	$30,296	$133,220	$42,703

(a)	MCG uses an investment rating system to characterize and monitor its expected level of returns on each investment in MCG’s portfolio. MCG uses the following 1 to 5 investment rating scale:

Investment Rating
1	Capital gain expected or realized
2	Full return of principal and interest or dividend expected with customer performing in accordance with plan
3	Full return of principal and interest or dividend expected but customer requires closer monitoring
4	Some loss of interest or dividend expected but still expecting an overall positive internal rate of return on the investment
5	Loss of interest or dividend and some loss of principal investment expected which would result in an overall negative internal rate of return on the investment

(b)

As of December 31, 2009, March 31, 2010, June 30, 2010, September 30, 2010 and December 31, 2010, approximately, $219 million, $207 million, $205 million, $117 million and $112 million, respectively, of MCG’s investments with an investment rating of “1” represented loans to companies in which MCG also held equity.

MCG Capital Corporation

March 4, 2011

SELECTED FINANCIAL DATA

PORTFOLIO COMPOSITION BY TYPE

	2009	2010	2010	2010	2010
(dollars in thousands)	Q4	Q1	Q2	Q3	Q4
Composition of investments at period end, fair value
Senior secured debt	$379,457	$379,600	$419,398	$437,709	$555,667
Subordinated debt
Secured	275,398	272,713	237,226	187,918	190,309
Unsecured	30,618	30,760	40,848	12,241	12,321

Total debt investments	685,473	683,073	697,472	637,868	758,297

Preferred equity	257,984	261,931	248,983	244,864	218,690
Common/common equivalents equity	42,889	46,028	51,135	41,521	32,718

Total equity investments	300,873	307,959	300,118	286,385	251,408

Total investments	$986,346	$991,032	$997,590	$924,253	$1,009,705

Percentage of investments at period end, fair value
Senior secured debt	38.5%	38.3%	42.0%	47.4%	55.0%
Subordinated debt
Secured	27.9%	27.5%	23.8%	20.3%	18.9%
Unsecured	3.1%	3.1%	4.1%	1.3%	1.2%

Total debt investments	69.5%	68.9%	69.9%	69.0%	75.1%

Preferred equity	26.2%	26.4%	25.0%	26.5%	21.7%
Common/common equivalents equity	4.3%	4.7%	5.1%	4.5%	3.2%

Total equity investments	30.5%	31.1%	30.1%	31.0%	24.9%

Total investments	100.0%	100.0%	100.0%	100.0%	100.0%

MCG Capital Corporation

March 4, 2011

SELECTED FINANCIAL DATA

KEY ANNUAL FINANCIAL AND STATISTICAL INFORMATION

	Years Ended December 31,
(dollars in thousands)	2009	2010
Reconciliation of DNOI(a) to net operating income
Net operating income before investment losses, gain on extinguishment of debt and income tax provision	$38,188	$40,565
Amortization of employee restricted stock awards	7,727	4,342

DNOI(a)	$45,915	$44,907
DNOI per share-weighted average common shares(a)	$0.61	$0.60
Weighted-average common shares outstanding	74,692	75,422

Average loan portfolio - fair value	$767,186	$676,249
Average total investment portfolio - fair value	1,095,934	969,490
Average total assets	1,223,800	1,149,969
Average stockholders’ equity	620,243	611,084
Return on average total assets
Net operating income before net investment losses, gain on extinguishment of debt and income tax provision	3.12%	3.53%
Net income	(4.17)%	(1.14)%
Return on average equity
Net operating income before net investment losses, gain on extinguishment of debt and income tax provision	6.16%	6.64%
Net income	(8.23)%	(2.14)%
Yield on average loan portfolio at fair value
Average LIBOR	0.69%	0.34%
Spread to average LIBOR on average loan portfolio at fair value	12.00%	12.05%

	12.69%	12.39%
Impact of fee accelerations of unearned fees on paid/restructured loans	0.03%	0.10%
Impact of non-accrual loans	(0.84)%	(0.78)%

Total yield on average loan portfolio at fair value	11.88%	11.71%

Cost of funds
Average LIBOR	0.69%	0.35%
Spread to LIBOR excluding amortization of deferred debt issuance costs	2.54%	2.33%
Impact of amortization of deferred debt issuance costs	0.67%	0.50%

Total cost of funds	3.90%	3.18%

Net portfolio yield margin	6.65%	7.08%

(a)

DNOI represents net operating income before net investment (loss) gain, gain on extinguishment of debt and income tax provision (benefit), as determined in accordance with U.S. generally accepted accounting principles, or GAAP, adjusted for amortization of employee restricted stock awards. MCG views DNOI and the related per share measures as useful and appropriate supplements to net operating income, net income (loss), earnings (loss) per share and cash flows from operating activities. These measures serve as an additional measure of MCG’s operating performance exclusive of employee restricted stock amortization, which represents an expense of the company but does not require settlement in cash. DNOI does include PIK interest and dividend income which are generally not payable in cash on a regular basis but rather at investment maturity or when declared. DNOI should not be considered as an alternative to net operating income, net (loss) income), earnings (loss) per share and cash flows from operating activities (each computed in accordance with GAAP). Instead, DNOI should be reviewed in connection with net operating income, net (loss) income, earnings (loss) per share and cash flows from operating activities in MCG’s consolidated financial statements, to help analyze how MCG’s business is performing.

MCG Capital Corporation

March 4, 2011

SELECTED FINANCIAL DATA

ANNUAL CHANGES IN PORTFOLIO COMPOSITION

	Years ended December 31,
(dollars in thousands)	2009	2010
Originations and advances by security type
Secured senior debt	$51,036	$259,541
Subordinated debt - Secured	16,011	37,490
Subordinated debt - Unsecured	3,900	13,240
Preferred equity	11,693	9,279
Common/Common equivalents equity	—	717

Total	$82,640	$320,267

Exits and repayments by security type
Secured senior debt	$89,097	$88,252
Subordinated debt - Secured	46,365	66,473
Subordinated debt - Unsecured	—	31,618
Preferred equity	67,259	27,832
Common/Common equivalents equity	4,482	25,493

Total	$207,203	$239,668

Exits and repayments by transaction type
Scheduled principal amortization	$37,713	$42,488
Principal prepayments and loan sales	95,535	125,035
Payment of payment-in-kind interest and dividends	10,628	22,789
Sale of equity investments	63,327	49,356

Total	$207,203	$239,668

IMPORTANT INFORMATION ABOUT NON-GAAP REFERENCES

References by MCG Capital Corporation to distributable net operating income, or DNOI, refer to net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit), as determined in accordance with GAAP adjusted for amortization of employee restricted stock awards.

The Company’s management uses DNOI and the related per share measures as useful and appropriate supplements to net operating income, net income (loss), earnings (loss) per share and cash flows from operating activities. These measures serve as an additional measure of MCG’s operating performance exclusive of employee restricted stock amortization, which represents an expense of the Company but does not require settlement in cash. DNOI does include PIK, interest and dividend income that generally are not payable in cash on a regular basis, but rather at investment maturity or when declared.

The Company believes that providing non-GAAP DNOI and DNOI per share affords investors a view of results that may be more easily compared to peer companies and enables investors to consider the Company’s results on both a GAAP and non-GAAP basis in periods when the Company is undertaking non-recurring activities. DNOI should not be considered as an alternative to, as an indicator of the Company’s operating performance, or as a substitute for net operating income, net (loss) income, earnings (loss) per share and cash flows from operating activities (each computed in accordance with GAAP). Instead, DNOI should be reviewed in connection with net operating income, net (loss) income , earnings (loss) per share and cash flows from operating activities in MCG’s consolidated financial statements, to help analyze how MCG’s business is performing because the items excluded from the non-GAAP measures often have a material impact on the Company’s results of operations. Therefore, management uses, and investors should use, non-GAAP measures only in conjunction with its reported GAAP results.

MCG Capital Corporation

March 4, 2011

ABOUT MCG CAPITAL CORPORATION

MCG Capital Corporation is a solutions-focused commercial finance company providing capital and advisory services to middle market companies throughout the United States. MCG’s investment objective is to achieve current income and capital gains. Portfolio companies generally use capital provided by MCG to finance acquisitions, recapitalizations, buyouts, organic growth and working capital.

Forward-looking Statements:

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including statements relating to: MCG’s results of operations, including revenues, net operating income, distributable net operating income, net investment losses and general and administrative expenses and the factors that may affect such results; management’s belief that, as the Company deploys debt and equity proceeds from monetization activities, it can continue to increase operating income and support the future growth of distributions to MCG stockholders; and general economic factors may constitute forward-looking statements for purposes of the safe harbor protection under applicable securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in MCG’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by MCG from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. MCG is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.